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                                                                     EXHIBIT 4.3


                          REGISTRATION RIGHTS AGREEMENT

  (SERIES A CONVERTIBLE PREFERRED STOCK) (SERIES B CONVERTIBLE PREFERRED STOCK)


         REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of September 16, 2002, by and among Zix Corporation, a Texas corporation, with its headquarters located at 2711 North Haskell Avenue, Suite 2300 LB36, Dallas, Texas 75204 (the "COMPANY"), and each of the undersigned (the "INVESTORS").

         WHEREAS:

         A. In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the "SECURITIES PURCHASE AGREEMENT"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Investors (i) shares of its Series A Convertible Preferred Stock and its Series B Convertible Preferred Stock (the "PREFERRED SHARES"), that are convertible into shares of the Company's common stock, par value $0.01 per share (the "COMMON STOCK"), upon the terms and subject to the limitations and conditions set forth in the Statements of Designations filed with the Texas Secretary of State with respect to the Preferred Shares; and (ii) warrants (the "WARRANTS") to acquire seven hundred nine thousand five hundred twenty-eight (709,528) shares of Common Stock, upon the terms and conditions and subject to the limitations and conditions set forth in the Warrants, dated of even date herewith, issued pursuant to the Securities Purchase Agreement; and

         B. To induce the Investors to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 ACT"), and applicable state securities laws;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Investors hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         Section 1.1. As used in this Agreement, the following terms shall have the following meanings:

                  (a) "INVESTORS" means the Investors and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

                  (b) "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act





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         and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("RULE 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                  (c) "REGISTRABLE SECURITIES" means (A) the Conversion Common (as defined in the Securities Purchase Agreement) and (B) any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to the Conversion Common.

                  (d) "REGISTRATION STATEMENT(s)" means a registration statement(s) of the Company under the 1933 Act.

         Section 1.2. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

                                   ARTICLE II.
                                  REGISTRATION

         Section 2.1. MANDATORY REGISTRATION. The Company shall prepare, and, on or prior to the date (the "FILING DATE") that is thirty (30) calendar days after the Closing, file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities, subject to the consent of the holders of a majority-in-interest of the Registrable Securities, which consent will not be unreasonably withheld, conditioned or delayed) covering the resale of the Registrable Securities, which Registration Statement, to the extent allowable under the 1933 Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of or otherwise pursuant to the Preferred Shares and exercise of or otherwise pursuant to the Warrants (a) to prevent dilution resulting from stock splits, stock dividends or similar transactions or (b) by reason of changes in the exercise price of the Warrants in accordance with the terms thereof. The number of shares of Common Stock initially included in such Registration Statement shall be two million seven hundred thirty-two thousand two hundred ninety-three (2,732,293), representing the aggregate number of Conversion Common Shares initially issuable upon conversion of the Preferred Shares and upon exercise of the Warrants. The Registration Statement shall be provided to and subject to the approval of (which approval will not be unreasonably withheld, conditioned or delayed) the Investors and their counsel prior to its filing or other submission. The Company shall use all commercially reasonable efforts to obtain effectiveness of the Registration Statement as soon as practicable, but in any event not later than the 105th day after the Closing (the "REGISTRATION DEADLINE").

         Section 2.2. UNDERWRITTEN OFFERING. If any offering pursuant to a Registration Statement pursuant to Section 2.1 hereof involves an underwritten offering, the Investors who hold a majority






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in interest of the Registrable Securities subject to such underwritten offering shall have the right to select one legal counsel and the right to select the investment banker or bankers and manager or managers to administer the offering (subject to the approval of the Company, which approval shall not be unreasonably withheld, conditioned or delayed). In the event that any Investors elect not to participate in such underwritten offering, the Registration Statement covering all of the Registrable Securities shall contain appropriate plans of distribution reasonably satisfactory to the Investors participating in such underwritten offering and the Investors electing not to participate in such underwritten offering (including, without limitation, the ability of non-participating Investors to sell from time to time at any time during the effectiveness of such Registration Statement).

         Section 2.3. PIGGY-BACK REGISTRATIONS. Subject to the last sentence of this Section 2.3, if at any time prior to the expiration of the Registration Period (as defined in Section 3.1 below), the Company shall determine to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities (other than (a) pursuant to that certain Registration Rights Agreement, dated the date hereof, by and among the Company and certain purchasers of Convertible Notes of the Company and (b) offerings on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to each Investor who is entitled to registration rights under this Section 2.3 written notice of such determination and, if within fifteen (15) calendar days after the effective date of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Investors; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled by contract to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the contractual right to include such securities in the Registration Statement, other than the holders of securities that are making the demand for registration with respect to which the piggy-back registration rights are being exercised. No right to registration of Registrable Securities under this Section 2.3 shall be construed to limit any registration required under Section 2.1 hereof. If an offering in connection with which an Investor is entitled to registration under this Section 2.3 is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by






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the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering. Notwithstanding anything to the contrary set forth herein, the registration rights of the Investors pursuant to this Section 2.3 shall only be available in the event the Company fails to timely file, obtain effectiveness or maintain effectiveness of any Registration Statement to be filed pursuant to Section 2.1 in accordance with the terms of this Agreement.

         Section 2.4. SHORT FORM REGISTRATION RIGHTS. In addition to the rights contained in Section 2.1 and Section 2.3, at any time following the nine (9) month anniversary of this Agreement, George W. Haywood ("HAYWOOD") will have the right to request registration of up to one million three hundred thirty-three thousand three hundred and thirty-three (1,333,333) shares of Common Stock and A.R. Sanchez, Jr. ("SANCHEZ" and, together with Haywood, the "ADDITIONAL REGISTRANTS") will have the right to request registration of up to six hundred sixty-six thousand six hundred and sixty-seven (666,667) shares of Common Stock (such two million (2,000,000) shares of Common Stock, collectively, the "ADDITIONAL REGISTRABLE SECURITIES") on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Additional Registrable Securities, subject to the consent of the Additional Registrants, which consent will not be unreasonably withheld, conditioned or delayed) covering the resale of the Additional Registrable Securities (an "ADDITIONAL REGISTRATION STATEMENT"). The Company will not be required to effect more than one (1) Additional Registration Statement. A request for an Additional Registration Statement may be made by either Additional Registrant and must be in a written notice delivered to the Company and the other Additional Registrant, return receipt requested, and must state the number of shares of Additional Registrable Securities that such Additional Registrant proposes to dispose of and the intended method of distribution of such shares. The other Additional Registrant will promptly, but in no event more than fifteen (15) business days following his actual receipt of such request for an Additional Registration Statement, give written notice to the Company and the Additional Registrant as to whether such Additional Registrant intends to participate in such Additional Registration Statement and, if so, setting forth the number of Additional Registrable Securities such Additional Registrant proposes to dispose of and the intended method of distribution of such shares. The Additional Registration Statement shall be prepared by the Company promptly following the first Additional Registrant's request and provided to and subject to the approval, which approval will not be unreasonably withheld, conditioned or delayed, of the Additional Registrants and their respective counsel prior to its filing or other submission. The Company shall use all commercially reasonable efforts to obtain effectiveness of the Additional Registration Statement as soon as practicable and keep the Additional Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of
(a) the date on which all of the Additional Registrable Securities have been sold and (b) the date on which the Additional Registrable Securities (in the opinion of Company's counsel) may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof) under the 1933 Act (the "ADDITIONAL REGISTRATION PERIOD"). The Additional Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material





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fact required to be stated therein, or necessary to make the statements therein not misleading. The Additional Registrable Securities will be treated as "Registrable Securities," and the Additional Registration Statement will be treated as a "Registration Statement," for all purposes of this Agreement, except pursuant to Section 2.1, Section 2.2, Section 2.3, Section 3.1, Article IX, Section 11.13 and any other section to the extent that it applies to an underwritten offering, which articles and sections will not be applicable to any registration pursuant to this Section 2.4.

         Section 2.5. ELIGIBILITY FOR FORM S-3. The Company represents and warrants that, to the best of its knowledge, it meets the registrant eligibility and transaction requirements for the use of Form S-3 for registration of the sale by the Investors and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

                                  ARTICLE III.
                           OBLIGATIONS OF THE COMPANY

         In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

         Section 3.1. The Company shall prepare promptly, and file with the SEC as soon as practicable after the Closing (but in no event later than the Filing
Date), a Registration Statement with respect to the number of Registrable Securities provided in Section 2.1, and thereafter use its commercially reasonable efforts to cause such Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing, (but in no event later than the Registration Deadline), and keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of
(a) the date on which all of the Registrable Securities have been sold and (b) the date on which the Registrable Securities (in the opinion of Company's counsel) may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof) under the 1933 Act (together with the Additional Registration Period, the "REGISTRATION PERIOD"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

         Section 3.2. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statements and the prospectus used in connection with the Registration Statements as may be necessary to keep the Registration Statements effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statements.




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         Section 3.3. The Company shall furnish to each Investor whose
Registrable Securities are included in a Registration Statement and its legal counsel (a) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and (b) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor. The Company will immediately notify each Investor of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.

         Section 3.4. The Company shall use reasonable efforts to (a) register and qualify the Registrable Securities covered by the Registration Statements under such other securities or "BLUE SKY" laws of such jurisdictions in the United States as each Investor may reasonably request, if an exemption from such securities or blue sky laws is not otherwise available, (b) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (c) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (d) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.4, (ii) subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any such jurisdiction, or (iv) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its shareholders.

         Section 3.5. In the event Investors who hold a majority-in-interest of the Registrable Securities being offered in the offering select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

         Section 3.6. As promptly as practicable after becoming aware of such event, the Company shall notify each Investor of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its commercially reasonable efforts promptly to prepare a supplement or amendment to any Registration Statement to correct such






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untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request; provided that, for not more than fifteen (15) consecutive trading days (or a total of not more than thirty (30) trading days in any twelve (12) month period), the Company may delay the disclosure of material non-public information concerning the Company (as well as prospectus or Registration Statement updating) the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an "ALLOWED DELAY"); provided, further, that the Company shall promptly (a) notify the Investors in writing of the existence of (but in no event, without the prior written consent of an Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and (b) advise the Investors in writing to cease all sales under such Registration Statement until the end of the Allowed Delay. Upon expiration of the Allowed Delay, the Company shall again be bound by the first sentence of this Section 3.6 with respect to the information giving rise thereto.

         Section 3.7. The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

         Section 3.8. The Company shall permit a single firm of counsel designated by the holders of a majority-in-interest of the Registrable Securities to review such Registration Statement, and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof (collectively, the "REGISTRATION DOCUMENTS")) at least four (4) business days prior to their filing with the SEC, and not file (or send) any Registration Documents in a form to which such counsel reasonably objects and will not request acceleration of such Registration Statement without prior notice to such counsel. The sections of such Registration Statement covering information with respect to the Investors, the Investor's beneficial ownership of securities of the Company or the Investors intended method of disposition of Registrable Securities shall conform to the information provided to the Company by each of the Investors.

         Section 3.9. The Company shall (a) cause all the Registrable Securities covered by the Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (b) to the extent the securities of the same class or series are not then listed or permitted to be listed on a national securities exchange, secure the designation and quotation of all the Registrable Securities covered by the Registration Statement on Nasdaq or, if not eligible for Nasdaq on the Nasdaq SmallCap.

         Section 3.10. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.




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         Section 3.11. At the request of the holders of a majority-in-interest of the Registrable Securities, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

         Section 3.12. The Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities in any Registration Statement under Section 2.1 or Section 2.4 hereof or any amendment or supplement thereto under Section 3.2 hereof without the consent of the holders of a majority-in-interest of the Registrable Securities or the Additional Registrable Securities, as the case may be. In addition, the Company shall not offer any securities for its own account or the account of others in any Registration Statement under Section 2.1 or Section 2.4 hereof or any amendment or supplement thereto under Section 3.2 hereof without the consent of the holders of a majority-in- interest of the Registrable Securities or the Additional Registrable Securities, as the case may be.

         Section 3.13. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.

         Section 3.14. The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including without limitation the 1933 Act and the 1934 Act (as defined below) and the rules and regulations promulgated by the SEC).

                                   ARTICLE IV.
                          OBLIGATIONS OF THE INVESTORS

         In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

         Section 4.1. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor.

         Section 4.2. Each Investor, by such Investor's execution of this Agreement, agrees to cooperate with the Company as reasonably requested by the Company in connection with the





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preparation and filing of the Registration Statements hereunder, unless such
Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statements.

         Section 4.3. If the services of an underwriter are engaged, each Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

         Section 4.4. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.6 or 3.7, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.6 or 3.7 and, if so directed by the Company, such Investor shall deliver to the Company or destroy all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

         Section 4.5. No Investor may participate in any underwritten registration hereunder unless such Investor (a) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (c) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below.

         Section 4.6. The Investors shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including without limitation the 1933 Act and the 1934 Act (as defined below) and the rules and regulations promulgated by the SEC).

                                   ARTICLE V.
                            EXPENSES OF REGISTRATION

         All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of legal counsel for the Company, and the reasonable fees and disbursements of one legal counsel for all holders of Registrable Securities, selected by the Investors pursuant to Sections 2.2 and 3.8 hereof, shall be borne by the Company.




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

                                   ARTICLE VI.
                                 INDEMNIFICATION

         In the event any Registrable Securities are included in a Registration Statement under this Agreement:

         Section 6.1. To the extent permitted by law, the Company will indemnify, hold harmless and defend (a) each Investor who holds such Registrable Securities, (b) the directors, officers, partners, employees, agents and each person who controls any Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), if any, (c) any underwriter (as defined in the 1933 Act) for the Investors, and (d) the directors, officers, partners, employees and each person who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act, if any (each, an "INDEMNIFIED PERSON"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "CLAIMS") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or
(iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "VIOLATIONS"). Subject to the restrictions set forth in
Section 6.3 with respect to the number of legal counsel, the Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1: (A) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto; (B) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (C) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, such corrected prospectus was timely made available by the Company pursuant to Section 3.3 hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the





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

use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to
Section 9.

         Section 6.2. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6.1, the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other shareholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such shareholder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "INDEMNIFIED PARTY"), against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and subject to Section 6.3, such Investor will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6.2 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Agreement (including this Section 6.2 and Section 7) for only that amount as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.2 with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, and the Indemnified Party was promptly advised in writing not to use the incorrect information prior to the use giving rise to a Violation and such Indemnified Party, notwithstanding such advice, used it.

         Section 6.3. Promptly after receipt by an Indemnified Party under this
Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the Indemnified Party, as the case may be; provided, however, that an Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Parties, as applicable, and such legal counsel shall be selected by Investors holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates, if the Investors are entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                                  ARTICLE VII.
                                  CONTRIBUTION

         To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that
(a) no contribution shall be made under circumstances where the indemnifying party would not have been liable for indemnification under the fault standards set forth in Section 6, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (c) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

                                  ARTICLE VIII.
                           REPORTS UNDER THE 1934 ACT

         With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the investors to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

                  (c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, such information as may be reasonably requested to permit such Investor to sell such securities pursuant to Rule 144 without registration.

                                   ARTICLE IX.
                        ASSIGNMENT OF REGISTRATION RIGHTS

         The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of Registrable Securities if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (d) at or before the time the Company receives the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, and (e) such transferee shall be an "ACCREDITED INVESTOR" as that term defined in Rule 501 of Regulation D promulgated under the 1933 Act.

                                   ARTICLE X.
                        AMENDMENT OF REGISTRATION RIGHTS

         Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company, and Investors who hold a majority interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

                                   ARTICLE XI.
                                  MISCELLANEOUS

         Section 11.1. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

         Section 11.2. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five (5) calendar days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses and facsimile numbers for such communications shall be:

                           If to the Company:

                           Zix Corporation
                           2711 North Haskell Avenue
                           Suite 2300 LB36
                           Dallas, Texas 75204
                           Attention: General Counsel
                           Facsimile:  (214) 515-7385

                           With copy to:

                           Hughes & Luce LLP
                           111 Congress Avenue
                           Suite 900
                           Austin, Texas 78701
                           Attention: Bryan Wittman, Esq.
                           Facsimile: (512) 482-6859

If to an Investor: to the address and facsimile number set forth immediately below such Investor's name on Schedule A or Schedule B, as applicable, to the Securities Purchase Agreement.

         Section 11.3. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

         Section 11.4. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICT OF LAWS OR ANY OTHER PRINCIPLE THAT COULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

         Section 11.5. This Agreement and the Securities Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Securities Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

         Section 11.6. Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

         Section 11.7. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         Section 11.8. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

         Section 11.9. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         Section 11.10. Except as otherwise provided herein, all consents and other determinations to be made by the Investors pursuant to this Agreement shall be made by Investors holding a majority of the Registrable Securities, determined as if the all of the Preferred Shares then outstanding have been converted into Registrable Securities.

         Section 11.11. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         Section 11.12. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

         Section 11.13. The initial number of Registrable Securities included in any Registration Statement and each increase to the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time of such establishment or increase, as the case may be. In the event an Investor shall sell or otherwise transfer any of such holder's Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included in a Registration

Statement for such transferor. For the avoidance of doubt, the number of Registrable Securities held by an Investor shall be determined as if all Preferred Shares and Warrants then outstanding and held by an Investor were converted into or exercised for Registrable Securities.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company and the undersigned Investors have caused this Agreement to be duly executed as of the date first above written.

COMPANY
Zix Corporation, a Texas corporation


/s/ Ronald A. Woessner
----------------------------------------------
By:        Ronald A. Woessner
Title:     S.V.P.



INVESTORS


/s/ John A. Ryan                                           /s/ Cornelius Egan
----------------------------------------------             -----------------------------------------------
John A. Ryan                                               Cornelius Egan




/s/ David P. Cook                                          /s/ George W. Haywood
----------------------------------------------             -----------------------------------------------
David P. Cook                                              George W. Haywood


SANTIG LTD., a Texas limited partnership                   WHITE ROCK CAPITAL
      By:     Sanchez Management Corp,
              its general partner


/s/ Frank A. Guerra                                        /s/ Tom Barton
----------------------------------------------             -----------------------------------------------
By:      Frank A. Guerra                                   By:      Tom Barton
Title:   Executive Vice President                          Title:   President




1988 Spendthrift Trust


/s/ Frank A. Guerra
----------------------------------------------
By:      Frank A. Guerra
Title:   Trustee




/s/ A.R. Sanchez, Jr.
----------------------------------------------
A.R. Sanchez, Jr.